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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37440) pertaining to the (1) HealthStream, Inc. 1994 Employee Stock Option Plan, (2) HealthStream, Inc. 2000 Stock Incentive Plan, and (3) HealthStream, Inc. Employee Stock Purchase Plan, of our report dated
February 10, 2001 except for Note 12, as to which the date is February 23, 2001, with respect to the consolidated financial statements of HealthStream, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


Nashville, Tennessee
March 28, 2001